CONSENT OF ARTHUR ANDERSEN (UPC)



                                                                   Exhibit 23.1

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 28, 2000 on the consolidated financial statements of United Pan-Europe Communications N.V. ("UPC") included in UPC's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.


Arthur Andersen

Amstelveen, The Netherlands
April 19, 2000